EX-10.1
First Amendment to Credit Agreement

                       FIRST AMENDMENT TO CREDIT AGREEMENT

     This FIRST AMENDMENT TO CREDIT AGREEMENT ("Amendment") is made and entered into effective as of August 29, 2001, by and between OAO TECHNOLOGY SOLUTIONS, INC., a Delaware corporation (the "Company"), O.A.O. SYSTEMS, INC., an Illinois corporation ("OAO Systems"), OAO SERVICES, INC., a District of Columbia corporation ("OAO Services"), OAO CANADA LIMITED, a company organized under the law of New Brunswick, Canada ("OAO Canada"), CANADIAN RESOURCE MANAGEMENT, LTD., a company organized under the laws of British Columbia, Canada ("Canadian Resource Management"), CANADIAN NETWORK RESOURCES, LTD., a company organized under the laws of New Brunswick, Canada ("Canadian Network Resources"), ENTERPRISE TECHNOLOGY GROUP, INC., a Delaware corporation ("Enterprise Technology"), OAO HEALTHCARE SOLUTIONS, INC., a California corporation ("OAO Healthcare Solutions"), OAO/ICOR UK LTD., a United Kingdom corporation ("OAO/ICOR UK") and OAO TRANSITION, LLC, a Delaware limited liability company ("Transition LLC"), OAO HEALTH SERVICES PROCESSING, INC., a Delaware corporation ("OAO Health Services"), OAO TECHNOLOGY SOLUTIONS EUROPE, B.V., a Netherlands corporation ("OAO Europe-BV"), OAO TECHNOLOGY SOLUTIONS ITALIA SRL., an Italian corporation ("OAO Italia") (the Company, OAO Systems, OAO Services, OAO Canada, Canadian Resource Management, Canadian Network Resources, Enterprise Technology, OAO Healthcare Solutions, OAO/ICOR UK, Transition LLC, OAO Health Services, OAO Europe-BV and OAO Italia are each a "Borrower" and together the "Borrowers"), each of the lending entities which is a party hereto (as evidenced by the signature pages of this Agreement) or which may from time to time become a party hereto as a lender or any successor or assignee thereof (individually, a "Lender" and, collectively, the "Lenders"), and BANK OF AMERICA, N.A., a national banking association, successor in interest to NationsBank, N.A., as Administrative Agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                    RECITALS:

     A. Pursuant to that certain Credit Agreement dated as of June 30, 1999, by and among the Borrowers (except for Transition LLC) and the Lenders (as amended, the "Credit Agreement"), the Lenders agreed to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $15,000,000 and to make term loans to the Borrowers in the aggregate principal amount of $20,000,000 and which extensions of credit the Borrowers intended to use for working capital needs and general business purposes. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     B. In connection with the acquisition of certain assets of Quadramed Corporation and its affiliates used to conduct its "EZ-CAP" software business, the Borrowers have selected to have the availability of the Revolving Loans subject to the Borrowing Base in accordance with subparagraph (c) of Section 2.1 of the Credit Agreement, and have requested that the Administrative Agent and the Lenders add Transition LLC, OAO Health Services, OAO Europe-BV and OAO Italia as Borrowers, revise certain provisions of the Loan Documents in connection with the credit facilities contemplated by the parties to be subject to the Credit Agreement, and for certain other purposes, and the Borrowers and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to so amend the Credit Agreement and the Loan Documents.

                                   AGREEMENTS:

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Terms Defined. Unless otherwise defined or stated in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Credit Agreement (as amended by this Amendment).

     2. Amendments. The Credit Agreement and the other Loan Documents are, effective as of the date hereof, and subject to the satisfaction of the terms and conditions set forth herein, hereby amended as follows:

     (a) The following terms and definitions set forth in Section 1.1. of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

     "Applicable Commitment Fee Rate" means, for the period commencing with the Closing Date and thereafter, the rate per annum set forth in the table below that corresponds to the ratio of (i) Total Debt as of the date of the relevant financial statements referred to below to (ii) EBITDA for the four fiscal quarters of the Company and its Subsidiaries then most recently ended as of the date of such financial statements, calculated in accordance with Section 1.4:

                                     Applicable
Total Debt to                      Commitment Fee
EBITDA Ratio                            Rate
-----------------------------------------------------
*  Less than or equal to
2.0 to 1.0                             0.375%

*  Greater  than   2.0 to 1.0          0.500%
-----------------------------------------------------

The Applicable Commitment Fee Rate shall be calculated on each Calculation Date in arrears based upon the preceding table and the financial statements delivered by the Borrowers pursuant to Section 8.1(b) and the certificate delivered by the Borrowers pursuant to Section 8.1(j) (which may be delivered by telecopy); provided, that if the Borrowers fail to deliver to the Administrative Agent such financial statements or certificate on or before the relevant Calculation Date, the Applicable Commitment Fee Rate shall be deemed to be the percentage reflected in the preceding table as if the ratio of Total Debt to EBITDA were greater than 2.0 to 1.0 until the date such statements and certificate are received by the Lender, after which the Applicable Commitment Fee Rate shall be determined as otherwise provided herein

     "Applicable Margin" means, for the period commencing with the Closing Date and thereafter, the rate set forth in the table below that corresponds to the ratio of (i) Total Debt as of the date of the relevant financial statements referred to below to (ii) EBITDA for the four fiscal quarters of the Company and its Subsidiaries then most recently ended as of the date of such financial statements, calculated in accordance with Section 1.4:

---------------------------------------------------------------------------
                               Applicable Margin    Applicable Margin for
                                for LIBOR Loans        Base Rate Loans
                              ---------------------------------------------
                               Revolver and Term    Revolver and Term Loan
       Total Debt to                  Loan
       EBITDA Ratio
---------------------------------------------------------------------------

*  Less than or equal to             200 bps                  50 bps
2.0 to 1.0

*  Less than or equal to
2.5 to 1.0 but greater               240 bps                  90 bps
than 2.0 to 1.0

*  Less than or equal to
3.0 to 1.0 but greater               275 bps                 125 bps
than 2.5 to 1.0
---------------------------------------------------------------------------

The Applicable Margin shall be calculated on each Calculation Date based upon the preceding table and the financial statements delivered by the Borrowers pursuant to Section 8.1(b) and the certificate delivered by the Borrowers pursuant to Section 8.1(j) (which may be delivered by telecopy); provided, that if the Borrowers fail to deliver to the

Administrative Agent such financial statements or certificate on or before the relevant Calculation Date, the Applicable Margin shall be deemed to be the percentage reflected in the preceding table as if the ratio of Total Debt to EBITDA were greater than 2.50 to 1.00 until the date such statements and certificate are received by the Lender, after which the Applicable Margin shall be determined as otherwise provided herein.

     "Borrowing Base" means, at any date of determination, an amount equal to the sum of (a) 85% of Eligible Receivables plus (b) 50% of Eligible Unbilled Receivables; provided, however, that Revolving Loans outstanding against Eligible Unbilled Receivables shall at no time exceed $3,500,000, less (c) a $2,000,000 reserve associated with concentration risks relating to the IBM and Compaq contracts, as those terms are understood between the parties, less (d) Letters of Credit issued, it being understood that that such percentages are subject to the results of the Field Examinations performed by the Lender from time to time.

     "Closing Date" means, with respect to matters anticipated to occur on or after August 29, 2001, August 29, 2001, the date of this Amendment. For all other matters, "Closing Date" means June 29, 1999, the date of the Credit Agreement.

     "EBITDA" means, as to the Company and its Consolidated Subsidiaries (and all approved acquisitions) and for any period, without duplication, the sum of the following for such Persons for such period determined on a consolidated basis in accordance with GAAP: (a) Adjusted Net Income plus (b) Consolidated Interest Expense plus (c) income and franchise taxes to the extent deducted in determining Adjusted Net Income, plus (d) depreciation and amortization expense and other non-cash, non-tax items to the extent deducted in determining Adjusted Net Income, minus (e) non-cash income and charges, except for the non-cash write down of accounts receivable and software licenses incurred in the fiscal quarter ended June 30, 2001 (the June 30, 2001 non-cash charges will not be excluded from EBITDA), minus (f) earn out payments minus (g) cash taxes to the extent included in determining Adjusted Net Income minus (h) non-financed capital expenditures.

     "Obligations" means any and all (a) indebtedness, liabilities and obligations of the Borrowers or any other Loan Party to the Administrative Agent and the Lenders, or any of them, evidenced by and/or arising pursuant to any of the Loan Documents (including, without limitation, this Agreement, the Letter of Credit Agreement and the Notes), now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, (i) the obligations of the Borrowers or any other Loan Party to repay the Loans, to pay the Reimbursement Obligations, to pay interest on the Loans (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Loan Documents; (ii) the indebtedness constituting the Loans and such interest, fees, indemnities, and reasonable costs and expenses, and (b) indebtedness, liabilities and obligations of the Borrowers or any other Loan Party under any and all Interest Rate Protection Agreements that it may enter into with any Lender with the written consent of the Administrative Agent and the Required Lenders; and (iii) the indebtedness owed under any Swap Contract or any document, instrument or agreement between the Borrowers and the Administrative Agent and the Lenders, or any of them, now existing or entered into in the future, relating to an interest rate swap transaction, forward rate transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, and any combination of the foregoing, which agreement may be oral or in writing, including, without limitation, any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time.

     "Revolving    Loans    Maturity    Date"   means    September   30,   2003.

     "Term Loans Facility Share" means, in the aggregate, no more than Nine Million Dollars ($9,000,000), and, as to any Lender, the pro rata share of such Lender in Term Loans made or continued hereunder in an aggregate principal amount up to but not exceeding the amount, if any, set forth opposite the name of such Lender on the signature pages hereto under the heading "Term Loans Facility Share" or, if such Lender is a party to an Assignment and Acceptance, the amount of the "Term Loans Facility Share" set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.13 or 11.2, and "Term Loans Facility Shares" means such obligations of all Lenders; provided, however, that the Term Loans Facility Shares shall automatically be reduced to zero on the Term Loans Facility Termination Date.

     "Term Loans Maturity Date" means September 30, 2006.

     "Type" means any type of variable rate Loan (i.e., a Base Rate Loan or LIBOR Loan).

     (b) The following new terms are hereby added to Subsection 1.1 of the Credit Agreement in appropriate alphabetical order:

     "Excess Cash Flow" means, for each fiscal year end beginning December 31, 2002, the sum of (i) EBITDA minus (ii) the sum of (A) Interest Expense, (B) cash taxes paid (or dividends required to cover tax obligations of shareholders), (C) scheduled current maturities of Funded Debt, (D) cash Capital Expenditures, (F) optional prepayments of Debt, and (G) any "earn-out" payments."

     "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, or three months thereafter as selected by the Borrowers in a Notice of Borrowing, Continuation or Conversion; provided that:

           (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

           (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

           (iii) no Interest Period shall extend beyond the Stated Termination Date.

     "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the next Business Day following the last day of each calendar month and the last day of each Interest Period applicable to such Loan.

     "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

          LIBOR Rate  =                    Offshore Base Rate
                         ------------------------------------------------------
                         1.00     -        Reserve Percentage

          Where,

               "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. Telerate Page 3750 means the British Bankers Association Libor Rates (determined as of 11:00 a.m. London time) that are published by Dow Jones Telerate, Inc. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Agent's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; and

               "Reserve Percentage" means, for any day during any Interest Period, the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the next 1/100th of 1%. The percentage will be expressed as a decimal and will include, but not be limited to, marginal, emergency, supplemental, special and other reserve percentages.

     "LIBOR Rate Loans" means, collectively, the LIBOR Revolving Loans and the LIBOR Term Loans.

     "LIBOR Revolving Loans" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

     "LIBOR Term Loans" means any portion of a Term Loan during any period in which such portion bears interest based on the LIBOR Rate.

     "Purchase Agreement" means the agreement governing the acquisition of certain assets of Quadramed Corporation and Quadramed Operating Corporation and all schedules and exhibits thereto.

     "Stated Termination Date" means the later of (a) the Revolving Loans Maturity Date or (b) the date upon which the final installment of principal is due under the Term Loans.

     "Swap Contract" means " any document, instrument or agreement between Debtor and Secured Party or any affiliate of Secured Party, now existing or entered into in the future, relating to an interest rate swap transaction, forward rate transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, and any combination of the foregoing, which agreement may be oral or in writing, including, without limitation, any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time.

     "Total Debt" means all Funded Debt of the Borrowers.

     (c) Subsection (d) of Section 2.1, entitled "Continuation and Conversion of Loans" of the Credit Agreement is replaced in its entirety with the following provision:

         (d) Continuation and Conversion of Loans. Subject to the terms and conditions of this Agreement, the Borrowers may borrow the Loans as Base Rate Loans or LIBOR Loans and, until the Revolving Loans Maturity Date, the Borrowers may Continue LIBOR Loans or Convert Loans of one Type into Loans of the other Type.

     (d) Subsection (b) of Section 2.3, entitled "Repayment of Term Loans" of the Credit Agreement is replaced in its entirety with the following provision:

     (b) Repayment of Term Loans. The Borrowers shall pay to the Administrative Agent, for the account of each Term Loans Lender, the principal of each of the Term Loans outstanding at any time on or after the Term Loans Amortization Commencement Date for such Term Loan (and the principal of each of the Term
Loans outstanding at any time on or after the Term Loans Amortization Commencement Date for such Term Loan shall be due and payable) in sixty (60) monthly installments, commencing on the first Monthly Date after the Closing Date, and continuing on each Monthly Date thereafter through and including the Term Loans Maturity Date for such Term Loan, each of which installments shall be in an amount equal to 1.667% of the principal amount of such Term Loan on the Closing Date. In addition, the Borrowers shall pay to the Administrative Agent for the account of each Term Loans Lender all outstanding principal of the Term Loans (and all outstanding principal of the Term Loans shall be due and payable) on the Term Loans Maturity Date for such Term Loan.

     (e) Subsection (a) of Section 2.4, entitled "Revolving Loans Interest Rate" of the Credit Agreement is replaced in its entirety with the following provision:

         (a) Revolving Loans Interest Rate. The Borrowers shall pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Revolving Loan made by such Lender (or deemed made by such Lender with respect to a Revolving Loan assigned to such Lender after the making of such Revolving Loan) to the Borrowers for the period commencing on the date of such Revolving Loan to, but excluding, the date such Revolving Loan shall be paid in full, at the following rates per annum:

          (i) during the periods such Revolving Loan is a Base Rate Loan, the lesser of (A) the Base Rate plus the Applicable Margin or (B) the Maximum Rate; and

          (ii) during the periods such Revolving Loan is a LIBOR Loan, the lesser of the Adjusted LIBOR Rate plus the Applicable Margin or (B) the Maximum Rate;

     (f) Subsection (b) of Section 2.4, entitled "Term Loans Interest Rate" of the Credit Agreement is replaced in its entirety with the following provision:

         (b) Term Loans Interest Rate. The Borrowers shall pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Term Loan made by such Lender (or deemed made by such Lender with respect to a Term Loan assigned to such Lender after the making of such Term Loan) to the Borrowers, at the following rates per annum:

          (i) during the periods such Term Loan is a Base Rate Loan, the lesser of (A) the Base Rate plus the Applicable Margin or (B) the Maximum Rate; and

          (ii) during the periods such Term Loan is a LIBOR Loan,  the lesser of
     (A) the Adjusted LIBOR Rate plus the Applicable Margin or (B) the Maximum Rate;

     (g) Subsection (c) of Section 2.4, entitled "Payment Dates" of the Credit Agreement is replaced in its entirety with the following provision:

         (c) Payment Dates. Accrued interest on the Loans shall be due and payable as follows:

         (i) in the case of Base Rate Loans and each LIBOR Loan not having a designated Interest Period, on each Monthly Date;

          (ii) in the case of each LIBOR Loan having a designated Interest Period , on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period;

          (iii) upon the payment or prepayment (whether mandatory or optional) of any such Loan or the Conversion of any such Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted); and

          (iv) with respect to each Term Loan, on the Term Loans Maturity Date for such Term Loan and, with respect to the Revolving Loans, on the Revolving Loans Maturity Date.

     (h)  Section  2.6,   entitled   "Optional   Prepayments,   Conversions  and
Continuations of Loans" of the Credit Agreement is replaced in its entirety with the following provision:

     Section 2.6 Optional Prepayments, Conversions and Continuations of Loans. Subject to Section 2.7, the Borrowers shall have the right from time to time to prepay the Loans in whole or in part, to Convert all or part of a Loan of one Type into a Loan of another Type or to Continue LIBOR Loans; provided that: (a) the Borrowers shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 2.9, (b) LIBOR Loans having a designated Interest Period may be Converted on the last day of the Interest Period and any prepayment of LIBOR Loans having a designated Interest Period on any day other than the last day of the Interest Period shall be subject to payment of the additional compensation specified in Section 4.5,
(c) except for Conversions of LIBOR Loans into Base Rate Loans, no Conversions or Continuations shall be made while a Default has occurred and is continuing, and (d) optional prepayments of the Loans shall be applied first to the principal of the Term Loans in the inverse order of maturities of the then remaining installments of such Term Loans (until such Loans are paid in full) and then to the principal of the Revolving Loans. Except for prepayments of the Revolving Loans which may be reborrowed in accordance with this Agreement, no amounts prepaid pursuant to this Section 2.6 may be reborrowed.

     (i) Subsection (c) of Section 2.7, entitled "Mandatory Prepayments" of the Credit Agreement is replaced in its entirety with the following provision:

         (c) Proceeds of Equity Issuance/Excess Cash Flow. The Borrowers shall, within five Business Days after the Company receives proceeds after the date hereof from any Equity Issuance, prepay the Loans in the amount of the Net Proceeds of such Equity Issuance. Similarly, the Borrowers shall, on an annual basis, for the year ending December 31, 2002, prepay the Loans in the amount of fifty percent (50%) of Excess Cash Flow.

     (j) Subsection (c) of Section 2.8, entitled "Minimum Amounts" of the Credit Agreement is replaced in its entirety with the following provision:

     Section 2.8 Minimum Amounts. Except for Conversions and prepayments pursuant to Section 2.7 and Article 4, each borrowing, each Conversion and each optional prepayment of principal of the Loans shall be in an amount at least equal to $250,000 or an integral multiple of $100,000 in excess thereof (borrowings, prepayments or Conversions of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings, prepayments and Conversions for purposes of the foregoing, one for each Type or Interest Period).

     (k) Subsection (c) of Section 2.9, entitled "Certain Notices" of the Credit Agreement is amended to replace all references to the term "Eurodollar Loans" with the term "LIBOR Loans."

     (l) Subsection (b) of Section 2.11, entitled "Fees" of the Credit Agreement is amended to increase the annual administrative fee from $7,500 to $15,000.

     (m) Subsection (a) of Section 2.14, entitled "Letters of Credit" of the Credit Agreement is replaced in its entirety with the following provision:

          (a) Subject to the terms and conditions of this Agreement, the Borrowers may utilize the Revolving Loans Commitment by requesting that the Issuing Bank issue Letters of Credit; provided, that the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed $2,000,000.

     (n) All references to the terms "Eurodollar," "Eurodollar Rate," "Adjusted Eurodollar Rate," and "Eurodollar Loans" in Article 4 of the Credit Agreement shall be replaced with the terms "LIBOR," "LIBOR Rate," "Adjusted LIBOR Rate," and "LIBOR Loans," respectively, to the extent applicable. The following additional provisions are added to Article 4 of the Credit Agreement and, if any inconsistencies exist between the Credit Agreement and the following additional paragraphs, the Administrative Agent, in its sole and absolute discretion, shall decide which provisions shall control:

     4.8 Basis for Determining LIBOR Rate Inadequate or Unfair. If with respect to any Interest Period:

     (a) deposits in Dollars (in the applicable amounts) are not being offered to the Lender in the relevant market for such Interest Period, or the Lender otherwise reasonably determines (which determination shall be binding and conclusive on the Borrowers) that by reason of circumstances affecting the London interLender market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

     (b) the Lender reasonably determines that the LIBOR Rate will not adequately and fairly reflect the cost to the Lender of making or maintaining the Loans for such Interest Period, or that the making or maintaining of the Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of the Lender materially affects the Loans; then the Lender shall promptly notify the Borrowers in writing thereof and the Lender and the Borrowers shall attempt to agree upon an alternative rate that would otherwise compensate the Lender for the cost of making or maintaining the Loans. In the event the parties cannot agree on an alternative rate, then, within sixty (60) days thereafter, the Borrowers shall either: (a) prepay the Loans, together with all accrued interest thereon, Breakage Fees, if any, and all other sums due hereunder; or (b) request the Lender to convert the interest rate applicable to the Loans from a rate based on the LIBOR Rate to the Prime-Based Rate effective on the last day of the current Interest Period. The Lender shall agree to modify the terms of the Notes reflecting the change in the applicable interest rate so long as no Default or Event of Default has the occurred.

     4.9 Changes in Law Rendering Maintenance of the Loans Unlawful, etc. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental authority, central Lender or comparable agency charged with the administration thereof, should make it unlawful for the Lender to make or maintain the Loans, then the Lender shall promptly notify the Borrowers of such change and the Lender and the Borrowers shall attempt to restructure the Loans on terms on which the Lender could make or maintain the Loans and which preserves and maintains the Lender's anticipated rate of return. The Borrowers shall be responsible for all out-of-pocket costs and expenses incurred by the Lender in connection with such restructuring and relating to any required modifications to the Loan Documents. If, however, the parties cannot agree or if the Loans cannot be restructured on a basis on which the Lender could make or maintain the Loans, then, within sixty (60) days thereafter, the Borrowers shall prepay the Loans, together with all accrued interest thereon, Breakage Fees, if any, and all other sums due hereunder.

     4.10 Funding Losses. The Borrowers hereby agrees that upon demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount claimed) the Borrowers will indemnify the Lender against any net loss or out-of-pocket expense (collectively, the "Breakage Fees") which the Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to fund or maintain the Loans), as reasonably determined by the Lender, as a result of any prepayment of any amounts due under the Notes other than at the end of an Interest Period.

     4.11 Discretion of Lender as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any matter it sees fit.

     4.12 Conclusiveness of Statements; Survival of Provisions. Determinations and statements issued by the Lender pursuant to the provisions hereof shall be conclusive absent demonstrable error. The Lender may use reasonable averaging and attribution methods in determining compensation under this Section, and the provisions of such Section shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

     (o) The Credit Agreement is amended to add the following new section 2.16:

     Section 2.16 Foreign Exchange Trades and Interest Rate Hedges.

     (a) Subject to the terms and conditions of the Credit Agreement, the Borrowers may utilize the Revolving Loans Commitment by requesting advances for foreign exchange trades and interest rate hedges; provided, that the aggregate amount of outstanding foreign exchange trades (for all Borrowers) shall not at any time exceed $1,500,000 and the aggregate amount credit exposure associated with interest rate hedges (for all Borrowers) shall not at any time exceed $500,000.

     (b) The Borrowers assume all risks of the acts or omissions with respect to its use of such credit facilities. Neither the Administrative Agent, the Lender nor any of their respective officers or directors shall have any responsibility or liability to the Borrowers or any other Person in such regard.

     (p) Section 10.1. of the Credit Agreement is amended to read in its entirely as follows:

     Section 10.1 Minimum Net Worth. The Company and its Consolidated Subsidiaries will at all times maintain Net Worth in an amount equal to not less than the sum of (a) $35,000,000 at September 30, 2001 plus (b) 75% of each quarter's Net Income, if positive (with no reduction for losses), for each fiscal quarter beginning with the fiscal quarter ending December 31, 2001 plus
(c) 100% of all Net Proceeds of each Equity Issuance which occurs after the Closing Date. In addition, for purposes of this Section 10.1, the Company may add back certain charges deducted in accordance with GAAP to determine Net Worth, including charges related to research and development in process, goodwill, equity adjustments relative to comprehensive income, such as foreign exchange translation effect and deferred compensation arising from the issuance of stock options to employees. Certain other non-recurring charges deducted in accordance with GAAP to determine Net Worth may, with the prior consent of the Required Lenders deliverable in their sole discretion, be added back to determine Net Worth.

     (q) Section 10.2 of the Credit Agreement is amended to read in its entirely as follows:

     Section 10.2 Fixed Charge Coverage. Beginning with the fiscal quarter ended December 31, 2001, and continuing on a rolling four quarter basis, the Company will not permit the ratio of (a) EBITDA at the end of any fiscal quarter for the period of the four prior fiscal quarters plus rent expense for such period to
(b) Consolidated Fixed Charges for the four fiscal quarter period ending on such date plus rent expense for such period, to be not less than 1.20 to 1.00.

     (r) Section 10.3 of the Credit Agreement is amended to read in its entirely as follows:

     Section 10.3 Funded Debt to EBITDA. Beginning with the fiscal quarter ended December 30, 2001, the Company will not permit the ratio of (a) total Funded Debt outstanding at the end of any of the fiscal quarter to (b) EBITDA at the end of such fiscal quarter for the period of the four prior fiscal quarters, to exceed (i) through December 31, 2001, 3.00 to 1.00; (ii) from January 1, 2002 through December 31, 2002, 2.75 to 1.00; (iii) from January 1, 2003 thereafter,
2.5 to 1.00, all as measured as of each fiscal quarter end.

     3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent, all of which conditions precedent must be satisfied on or before August 29, 2001 (unless a different deadline is specified):

        (a) The Lender shall have received all of the following, each dated (where applicable and unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Lender:

            (i) Amendment Documents. This Amendment as executed by the parties hereto and any other agreement, document, instrument or certificate reasonably required by the Lender to be executed or delivered by the Borrowers in connection with this Amendment (collectively, the "Amendment Documents");

            (ii) Resolutions/Certificates. Resolutions of the Board of Directors of the Borrowers certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by the Borrowers of this Amendment and the other Amendment Documents to which any of the Borrowers is or is to be a party, as well as certificates as to the financial condition and solvency of the Borrowers after giving effect to the transactions contemplated by this Amendment;

          (iii) Origination Fee/Other Fees, Costs and Expenses. An origination fee equal to 50 basis points of the sum of the entire $24,000,000 credit facilities contemplated by this Amendment and the Loan Documents executed concurrently herewith, or One Hundred Twenty Thousand Dollars ($120,000), which origination fee shall be deemed earned upon receipt, as well as all fees, costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Lender incident to this Amendment or required to be paid in accordance with the Credit Agreement shall have been paid in full by the Borrowers;

          (iv) Opinion of Counsel. The Lender shall have received the executed legal opinion of counsel for the Borrowers in form and substance satisfactory to the Lender and covering such matters incident to the transactions contemplated by this Amendment as the Lender may reasonably require;

          (v) Review and Execution of Purchase Agreement. The Lender shall have received and reviewed to its satisfaction the Purchase Agreement, and the same shall have been executed by the parties thereto in the identical form as it was provided to the Lender

          (vi) Committed Financing. The Lender shall have received and reviewed to its satisfaction information that shows that the amount of committed financing available to the Borrowers shall be sufficient to meet the ongoing financing needs of the Borrowers after giving effect to the transactions contemplated by this Amendment, and that there shall be not less than $2,000,000 of excess availability under the Revolving Loans at the Closing Date, as a counter to the Borrowers' concentrated receivables in IBM and Compaq.

          (vii) Financial Information. The Lender shall have received and reviewed to its satisfaction the consolidated financial statements for the Borrowers for the fiscal years ended 1998, 1999 and 2000, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, and such other financial information as the Lender may reasonably request. The Lender shall have further received and reviewed information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Borrowers.

          (viii) Swap Agreement. The Borrowers shall enter into a Swap Agreement in form and substance satisfactory to the Lender and providing coverage in an amount equal to at least $5,000,000 and for a duration of at least three
     (3) years from the date hereof, which Swap Agreement shall be executed and delivered on or before one hundred twenty (120) days from the date hereof;

          (ix) Field Examination. The Borrowers shall, at its own expense, cooperate fully with a written audit of the accounts receivable, inventory, payables, controls and systems of the Borrowers, to occur as soon as possible and in no event later than ninety (90) days from the date hereof. Thereafter, such field examinations shall occur on a semi-annual basis, and all costs, expenses and charges associated with such field examinations shall be the responsibility of the Borrowers, and shall constitute Obligations.

          (x) Material Adverse Change/Litigation. The absence of any material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrowers since June 30, 2001 or in the facts and information regarding the Borrowers as represented to the Lender prior to the date of this Amendment. Similarly, the absence of any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports (i) to materially affect any the Borrowers, or (b) to affect the transactions contemplated by this Amendment or of the ability of the Borrowers to perform under this Amendment and the other Loan Documents.

          (xi) Material Disruption. The absence of any material disruption of or a material adverse change in conditions in the financial, banking or capital markets which the Lender, in its sole discretion, deems material in connection with the transaction contemplated by this Amendment; and

          (xii) Additional Information. The Lender shall have received such additional agreements, documents, instruments and information as the Lender or its legal counsel, Ober, Kaler, Grimes & Shriver, a Professional Corporation, may reasonably request to effect the transactions contemplated hereby;

        (b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made again on and as of the date hereof (except if and to the extent that such representations and warranties are or were expressly made only as of another specific date);

        (c) No Default or Event of Default shall have occurred and be continuing; and

        (d) All corporate proceedings taken in connection with this Amendment and the other Amendment Documents, and all legal matters incident thereto, shall be reasonably satisfactory to the Lender and its legal counsel, Ober, Kaler, Grimes & Shriver, a Professional Corporation.

     4. Representations and Warranties. Each of the Borrowers hereby jointly and severally represent and warrant to, and agrees with, the Lender that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrowers and will not violate the Borrowers' corporate charters or bylaws; (b) all representations and warranties set forth in the Credit Agreement and in the Security Documents are true and correct as if made again on and as of such date (except if and to the extent that such representations and warranties were expressly made only as of another specific date); (c) no Default or Event of Default has occurred and is continuing; and (d) there is not any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports (i) to materially affect the Borrowers, or (b) to affect the transactions contemplated by this Amendment or of the ability of the Borrowers to perform under this Amendment and the other Loan Documents.

     5. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be deemed to have been made in the Commonwealth of Virginia and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

     6. Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     7. No Oral Agreements. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (A) THE BORROWERS AND (B) THE BANK.

     8. Credit Agreement Remains in Effect; No Waiver. Except as expressly provided herein, all terms and provisions of the Credit Agreement and the other the Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No waiver by the Lender of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No delay or omission by the Lender in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Agreement, the Loan Documents or otherwise.

     9. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon such representations and warranties.

     10. Reference to Credit Agreement. This Amendment shall constitute a Loan Document. Each of the Loan Documents, including the Credit Agreement, the Amendment Documents and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are (if and to the extent necessary) hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     11. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     12. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lender, the Borrowers and the other Loan Parties and their respective successors and assigns; provided, however, that the Borrowers may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

     13. Confirmation of Selection of Borrowing Base/No Request to Select Reversal of Selection. The Borrowers hereby confirm that, pursuant to subsection
(c) of Section 2.1 of the Credit Agreement, the Borrowers have irrevocably selected to have the availability of Revolving Loans subject to the Borrowing Base, and further confirm that the Borrowers hereby agree not to request reversal of such selection, i.e. that the Lenders approve the availability of Revolving Loans be subject to the covenants related to Funded Debt contained in the Credit Agreement.

     14. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the day and year first above written.

                  "BORROWERS:"

                  OAO TECHNOLOGY SOLUTIONS, INC.


                  By:                                                     (SEAL)
                           ----------------------------------------------
                           Name:  J. Jeffrey Fox
                           Title:   Vice President - Finance,
                                    Chief Financial Officer

                  OAO SYSTEMS, INC.


                  By:                                                     (SEAL)
                           ----------------------------------------------
                           Name:    J. Jeffrey Fox
                           Title:   Chief Financial Officer

                  OAO SERVICES, INC.


                  By:                                                     (SEAL)
                           ----------------------------------------------
                           Name:    J. Jeffrey Fox
                           Title:   Chief Financial Officer

                  OAO CANADA, LTD.


                  By:                                                     (SEAL)
                           ----------------------------------------------
                           Name:    J. Jeffrey Fox
                           Title:   Chief Financial Officer

                  CANADIAN NETWORK
                  RESOURCES, LTD.


                  By:                                                     (SEAL)
                           ----------------------------------------------
                           Name:    J. Jeffrey Fox
                           Title:   Chief Financial Officer

                  CANADIAN RESOURCE
                  MANAGEMENT, LTD.


                  By:                                                     (SEAL)
                           ----------------------------------------------
                           Name:    J. Jeffrey Fox
                           Title:   Chief Financial Officer

                  OAO/ICOR (UK), LTD.


                  By:                                                     (SEAL)
                           ----------------------------------------------
                           Name:    J. Jeffrey Fox
                           Title:   Chief Financial Officer

                  OAO HEALTHCARE SOLUTIONS INC.


                  By:                                                     (SEAL)
                           ----------------------------------------------
                           Name:    J. Jeffrey Fox
                           Title:   Chief Financial Officer

                  ENTERPRISE TECHNOLOGY
                  GROUP, INC.


                  By:                                                     (SEAL)
                           ----------------------------------------------
                           Name:    J. Jeffrey Fox
                           Title:   Chief Financial Officer

                  OAO TRANSITION, LLC


                  By:                                                     (SEAL)
                           ----------------------------------------------
                           Name:    J. Jeffrey Fox
                           Title:   Authorized Representative

                  OAO HEALTH SERVICES PROCESSING, INC.


                  By:                                                     (SEAL)
                           ----------------------------------------------
                           Name:    J. Jeffrey Fox
                           Title:   Authorized Representative

                  OAO TECHNOLOGY SOLUTIONS EUROPE B.V.


                  By:                                                     (SEAL)
                           ----------------------------------------------
                           Name:    J. Jeffrey Fox
                           Title:   Authorized Representative

                  OAO TECHNOLOGY SOLUTIONS ITALIA SRL.


                  By:                                                     (SEAL)
                           ----------------------------------------------
                           Name:    J. Jeffrey Fox
                           Title:   Authorized Representative

                  Address for All Notices:
                  OAO Technology Solutions, Inc.
                  7500 Greenway Center Drive
                  Greenbelt, Maryland 20770
                  Attention:        J. Jeffrey Fox
                  Telephone:        (301) 486-2313
                  Telecopy:         (301) 486-0415

                  ADMINISTRATIVE AGENT:

                  BANK OF AMERICA, N.A.,
                  A national banking association
                  as Administrative Agent


                  By:                                                     (SEAL)
                           -----------------------------------------------
                  Name: Jessica L. Tencza
                  Title: Assistant Vice President

                  Address for Notices:
                  8300 Greensboro Drive, Suite 550
                  McLean, Virginia 22101-3604
                  Attention:        Elaine T. Eaton
                  Telephone:        (703) 761-8567
                  Telecopy:         (703) 761-8246

                  LENDERS:

Revolving Loans
Commitment:  $15,000,000

                  BANK OF AMERICA, N.A.,
                  A national banking association

Term Loans
Facility Share:  $9,000,000


                  By:                                                     (SEAL)
                           -----------------------------------------------
                  Name: Jessica L. Tencza
                  Title: Assistant Vice President

                  Address for Notices:
                  8300 Greensboro Drive, Suite 550
                  McLean, Virginia 22101-3604
                  Attention:        Elaine T. Eaton
                  Telephone:        (703) 761-8567
                  Telecopy:         (703) 761-8246